Exhibit 10.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into on this 16th day of October 2026 by and among: LQR House Inc., a Delaware corporation with its registered address at 6800 Indian Creek Drive, Miami Beach, Florida 33141 (“Seller”); Boston Crest PVT LTD, an Indian company with its registered address at Flat No. 3A, Block No. 25, Aravali View, Railvihar, Sector 56, Gurgaon, Haryana, India (the “Purchaser”); and Mr. Sean Dollinger, a Canadian citizen (“Dollinger”). Seller, Purchaser, and Dollinger are each referred to in this Agreement as a “Party” and collectively as the “Parties.”

WHEREAS, Seller owns one hundred percent (100%) of the issued and outstanding capital stock (the “Shares”) of LQR House Acquisition Corp., a Nevada corporation (“LQR House”), as of the date hereof;

WHEREAS, pursuant to that certain Resignation and Release Agreement dated as of October 16, 2026 by and between Seller and Dollinger (the “Resignation Agreement”), Seller agreed, among other things, to transfer the Shares of LQR House to a designee of Dollinger as partial consideration payable to Dollinger under the Resignation Agreement;

WHEREAS, Dollinger has designated Purchaser, an entity owned and controlled by Dollinger, to acquire the Shares from Seller, and this Agreement sets forth the terms and conditions governing the transfer of the Shares to Purchaser as contemplated by the Resignation Agreement;

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, the Shares; and

WHEREAS, Seller’s Board of Directors has reviewed and approved the transactions contemplated by this Agreement in accordance with applicable law, the rules of Nasdaq and Seller’s related party transaction policies.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I

SALE OF THE SHARES

Section 1.1 Purchase and Sale of the Shares. Subject to the terms and conditions set forth in this Agreement, Seller shall sell, transfer and assign to Purchaser, and Purchaser agrees to purchase from Seller, the Shares. The transfer of the Shares to Purchaser at the Closing (as defined below) shall constitute satisfaction of Seller’s obligation under the Resignation Agreement to transfer the Shares (the “Purchase Price”). Dollinger hereby irrevocably directs Seller to transfer the Shares to Purchaser and acknowledges and agrees that the transfer of the Shares to Purchaser at the Closing constitutes satisfaction of Seller’s obligation to transfer the Shares under the Resignation Agreement. For the avoidance of doubt, this Agreement governs solely the terms and mechanics of the transfer of the Shares and does not address, modify, limit, or otherwise affect any other obligation of Seller under the Resignation Agreement.

ARTICLE II

CLOSING AND DELIVERY

Section 2.1 Closing Date. Upon the terms and subject to the conditions set forth herein, the consummation of the purchase and sale of the Shares (the “Closing”) shall occur on the date on which all conditions to the Closing set forth herein have been satisfied or waived (the “Closing Date”), but in no event later than the date that is sixty(60) days following the Resignation Date (as defined in the Resignation Agreement) (the “Outside Date”), which date shall be consistent with Section 3(c) of the Resignation Agreement, or such earlier date as Seller and Purchaser may agree in writing. However, Seller cannot rely upon failure of a Closing condition caused by Seller’s own action or failure to use commercially reasonable efforts, and the Outside Date does not extinguish Dollinger’s consideration when Seller caused the failure. If it appears that the Closing will not occur on or before the Outside Date, the parties shall negotiate in good faith to agree upon a new Closing Date or an extension of the Outside Date; provided that any such new Closing Date or extension must be agreed and set forth in a written instrument executed by Seller and Purchaser prior to the Outside Date. If the parties do not so agree in writing prior to the Outside Date and the Closing has not occurred on or before the Outside Date, this Agreement shall automatically terminate, and no party shall have any further obligation hereunder except for obligations that by their terms survive termination. For the avoidance of doubt, and subject to the foregoing provisions of this Section 2.1, if the Closing does not occur on or before the Outside Date (as it may be extended), Seller shall have no obligation to transfer or provide the Shares or any substitute consideration in lieu thereof, consistent with Section 3(c) of the Resignation Agreement. The Closing shall take place by the exchange of documents and instruments by mail, courier, telecopy and electronic transmission to the extent mutually acceptable to the parties hereto.

Section 2.2 Delivery at Closing. At the Closing:

(a) Seller shall deliver to Purchaser stock certificates representing the Shares, if any, duly endorsed or accompanied by duly executed stock powers, and evidence reasonably satisfactory to Purchaser that the Shares have been transferred to Purchaser, including an updated stock ledger of LQR House reflecting Purchaser as the record owner of the Shares;

(b) Purchaser and Dollinger shall deliver to Seller a certificate, in form reasonably satisfactory to Seller, acknowledging that the transfer of the Shares to Purchaser constitutes satisfaction of Seller’s obligation to transfer the Shares under the Resignation Agreement, and that neither Purchaser nor Dollinger has any further claim against Seller or any of its Affiliates (meaning, with respect to any person or entity, any other person or entity that directly or indirectly controls, is controlled by, or is under common control with that person or entity) with respect to the transfer of the Shares contemplated by this Agreement;

(c) Upon the transfer of the Shares to Purchaser at the Closing, the obligation of Seller to transfer the Shares under the Resignation Agreement shall be deemed fully satisfied, discharged, and extinguished, and neither Purchaser nor Dollinger shall have any further right or claim against Seller or any of its Affiliates with respect to the transfer of the Shares. For the avoidance of doubt, nothing in this Section 2.2(c) shall release, discharge, or otherwise affect any obligation of Seller under the Resignation Agreement other than Seller’s obligation to transfer the Shares.

For the avoidance of doubt, nothing in this Section 2.2 shall release, waive, impair, or limit any right of any party to enforce this Agreement, the Resignation Agreement, or any right expressly preserved thereunder, including any indemnification or advancement rights.

Section 2.3 Conditions to Purchaser’s Obligation to Close. As a condition to Purchaser’s obligation to consummate the Closing, (a) each of Seller’s representations and warranties contained in this Agreement shall be true and correct as of the Closing Date and (b) Seller shall have performed and complied with all covenants and obligations required to be performed or complied with by Seller prior to the Closing, including Section 6.7 and (c) Seller shall deliver to Purchaser at Closing a certificate, executed by an authorized officer of Seller, certifying that the conditions set forth in clauses (a) and (b) have been satisfied.

Section 2.4 Conditions to Seller’s Obligation to Close. Seller’s obligation to consummate the Closing is conditioned upon (a) the Resignation Agreement having been duly executed and delivered by Seller and Dollinger and remaining in full force and effect as of the Closing and (b) Seller having received, in form and substance satisfactory to Seller, all approvals, consents, waivers, authorizations, notices, filings, and other actions required under applicable law, the organizational documents of Seller or LQR House, any contract binding upon Seller or LQR House, the rules or requirements of any securities exchange or quotation system on which Seller’s securities are listed or quoted, and Seller’s corporate governance policies or procedures, in each case, in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement. Seller may waive any condition only by a written instrument executed by Seller. For clarity, neither Purchaser nor Dollinger may waive, amend, modify, terminate, or otherwise impair the Resignation Agreement without Seller’s prior written consent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
SELLER

On the date hereof and on the Closing Date, Seller represents and warrants to Purchaser that:

Section 3.1 Ownership of Shares. Seller is the lawful, record and beneficial owner of the Shares, free and clear of all liens, pledges, security interests, charges, equities, options, proxies, voting restrictions, rights of first refusal, encumbrances, restrictions (other than restrictions arising under applicable securities laws) and claims of every kind and character (“Encumbrances”) as of the date hereof and, as of the Closing, will be the lawful, record and beneficial owner of the Shares, free and clear of all Encumbrances. The delivery to Purchaser of the Shares in accordance with the terms and provisions of this Agreement will transfer to Purchaser valid title thereto, free and clear of any and all Encumbrances.

Section 3.2 Authorization. Seller has all requisite legal right, power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action, including approval by Seller’s Board of Directors and, if required by applicable law, Seller’s stockholders. This Agreement has been duly executed and delivered by Seller and, assuming the due execution and delivery of this Agreement by Purchaser and Dollinger, constitutes the valid and binding obligation of Seller, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and other similar laws affecting the enforcement of creditors’ rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.3 Consents and Approvals; No Violations.

(a) Except as set forth in Schedule 3.3(a), the execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement do not and will not require on the part of Seller any permit, approval, order or authorization of, or filing or registration with, or allowance by, or consent of or notification to any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental agency or authority, domestic or foreign (a “Governmental Authority”), apart from customary announcements to be filed with the Securities and Exchange Commission.

(b) Except as set forth in Schedule 3.3(b), the execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement do not and will not, with or without the giving of notice or lapse of time, or both, violate, conflict with, result in a breach of, constitute a default under or accelerate the performance required by any of the terms, conditions or provisions of any contract, covenant, agreement or understanding, or any statute, rule, regulation, order, decree, ruling, judgment, arbitration award, law, ordinance or stipulation to which Seller is a party or to which it or any of its properties or assets is subject or result in the creation of any Encumbrance on any of its properties or assets, apart from ordinary course contracts that Purchaser and Dollinger has undertaken to fulfill.

Section 3.4 [Intentionally Omitted]

Section 3.5 Broker’s or Finder’s Fees. No agent, broker, firm or other Person (as defined in Section 4.1(a)) acting on behalf of Seller is, or will be, entitled to any investment banking fees, commissions, broker’s fees or finder’s fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

Section 3.6 Organization; Standing and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority required to own, lease and operate its properties and to carry on its business as currently being conducted.

Section 3.7 Capitalization.

(a) The Shares constitute all of the issued and outstanding shares of capital stock of LQR House.

(b) There are no outstanding options, warrants, convertible or exchangeable securities, subscription rights, or other rights, agreements, or commitments of any kind obligating LQR House to issue or sell any shares of its capital stock or other equity interests, and there are no outstanding obligations or commitments, contingent or otherwise, of LQR House to redeem, purchase, or otherwise acquire any shares of its capital stock or other securities.

(c) There are no shareholder agreements, voting trusts or other agreements or understandings to which Seller is a party or by which Seller is bound relating to the voting of any shares of the capital stock of LQR House.

Section 3.8 Subsidiaries. LQR House does not have any subsidiaries.

ARTICLE IV

REPRESENTATIONS OF PURCHASER AND DOLLINGER

On the date hereof and on the Closing Date, Purchaser and Dollinger, jointly and severally, represent and warrant to Seller as follows:

Section 4.1 Authorization. Purchaser has all requisite legal right, power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Dollinger has all requisite legal right, power, authority and capacity to execute and deliver this Agreement and the certificate contemplated by Section 2.2(b). The execution, delivery and performance of this Agreement by Purchaser and Dollinger and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by Purchaser and Dollinger and, assuming the due execution and delivery of this Agreement by Seller, constitutes the valid and binding obligation of Purchaser and Dollinger, enforceable against each of them in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and other similar laws affecting the enforcement of creditors’ rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.2 Consents and Approvals; No Violations.

(a) The execution, delivery and performance of this Agreement by Purchaser and Dollinger and the consummation by Purchaser and Dollinger of the transactions contemplated by this Agreement do not and will not require on the part of Purchaser or Dollinger any permit, approval, order or authorization of, or filing or registration with, or allowance by, or consent of or notification to any Governmental Authority or any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity (including a Governmental Authority) (a “Person”).

(b) The execution, delivery and performance of this Agreement by Purchaser and Dollinger and the consummation by Purchaser and Dollinger of the transactions contemplated by this Agreement do not and will not, with or without the giving of notice or lapse of time, or both, violate, conflict with, result in a breach of, constitute a default under or accelerate the performance required by any of the terms, conditions or provisions of any contract, covenant, agreement or understanding, or any statute, rule, regulation, order, decree, ruling, judgment, arbitration award, law, ordinance or stipulation to which Purchaser or Dollinger is a party or to which either of their properties or assets is subject or result in the creation of any Encumbrance on any of their properties or assets.

Section 4.3 Broker’s or Finder’s Fees. No agent, broker, firm or other Person acting on behalf of Purchaser or Dollinger is, or will be, entitled to any investment banking, fees, commissions, broker’s fees or finder’s fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

Section 4.4 Satisfaction of Share Transfer Obligation. Dollinger acknowledges and agrees that the transfer of the Shares to Purchaser at the Closing constitutes satisfaction of Seller’s obligation to transfer the Shares under the Resignation Agreement. Effective upon the Closing and subject to Article V, neither Dollinger nor Purchaser will have any claim against Seller or any of its Affiliates for any additional payment, consideration, or other recovery based on the actual, estimated, or fair market value of the Shares or the assets, liabilities, operations, or prospects of LQR House. For the avoidance of doubt, nothing in this Section 4.4 shall release, discharge, or otherwise affect any obligation of Seller under the Resignation Agreement other than Seller’s obligation to transfer the Shares.

Section 4.5 Opportunity to Obtain Independent Advice. Purchaser and Dollinger each represents and warrants that they have had the opportunity to consult with independent legal counsel and to obtain independent legal, tax, financial, and other professional advice of their choice in connection with the negotiation, execution, and delivery of this Agreement and the transactions contemplated by this Agreement.

Section 4.6 Release. Dollinger acknowledges that the release set forth in the Resignation Agreement remains in full force and effect in accordance with its terms and is not modified, limited, or superseded by this Agreement. The releases under the Resignation Agreement and this Agreement are cumulative. To the extent of any inconsistency, Article V will control solely with respect to the subject matter expressly addressed in Article V.

ARTICLE V

RELEASE

Section 5.1 Release. Effective upon the Closing, Purchaser and Dollinger, for themselves and on behalf of their respective Affiliates, successors, assigns, heirs, executors, administrators, and other representatives, irrevocably waive, release, and discharge Seller, its Affiliates, and each of their respective current and former directors, managers, officers, employees, stockholders, members, partners, agents, advisors, attorneys, representatives, successors, and assigns (collectively, the “Released Parties”) from any and all claims, demands, causes of action, suits, proceedings, liabilities, damages, losses, debts, obligations, costs, and expenses of every kind, whether known or unknown, suspected or unsuspected, fixed or contingent, accrued or unaccrued, that Purchaser or Dollinger has, had, or may have arising out of or relating to LQR House (including the organization, business, assets, liabilities, operations, financial condition, or prospects of LQR House), the transfer of the Shares, the ownership of the Shares, or the actual, estimated, or fair market value of the Shares or the assets, liabilities, operations, financial condition, or prospects of LQR House, including any claim for additional payment, consideration, rescission, or other recovery with respect thereto; provided, however, that this release shall not release, waive, impair, or limit (i) any right of any party to enforce this Agreement, (ii) any right or obligation under the Resignation Agreement (including any indemnification or advancement rights and any obligation of Seller other than its obligation to transfer the Shares), (iii) any right expressly preserved under the Resignation Agreement; provided further, that, upon the Closing, Purchaser and Dollinger shall have no claim for any additional payment, consideration, rescission, revaluation, or other recovery relating to the transfer of the Shares or the actual, estimated, or fair market value of the Shares or LQR House, or (iv) any claim arising from or relating to any material breach or inaccuracy of any representation or warranty of Seller contained in this Agreement or any material breach by Seller of any covenant, agreement, indemnification obligation or other obligation contained in this Agreement. Purchaser and Dollinger acknowledge that they may hereafter discover facts different from or in addition to those that they now know or believe to be true with respect to the matters released under this Article V. Nevertheless, Purchaser and Dollinger intend fully, finally, and forever to settle and release all such matters, whether known or unknown, that are within the scope of the release in this Section 5.1.

Section 5.2 Non-Reliance. Purchaser and Dollinger acknowledge and agree that, except for the express representations and warranties of Seller expressly set forth in this Agreement (and the covenants of Seller set forth in Section 6.7 herein), neither Purchaser nor Dollinger has relied on, and neither is relying on, any representation, warranty, statement, projection, forecast, estimate, promise, or other information of or on behalf of any Released Party concerning the Shares or LQR House, including the actual, estimated, or fair market value of the Shares or the assets, liabilities, operations, financial condition, or prospects of LQR House.

Section 5.3 Survival. This Article V will survive the Closing and will remain in full force and effect notwithstanding any termination, expiration, or other cessation of this Agreement. For the avoidance of doubt, the release under Section 5.1 will become effective only upon the occurrence of the Closing.

ARTICLE VI

COVENANTS OF THE PARTIES

The parties hereto agree that:

Section 6.1 Securities Law and Disclosure Cooperation. Dollinger and Purchaser shall promptly provide Seller with such information and assistance as Seller may reasonably request in connection with any disclosure, filing or other action that Seller determines in good faith is required under applicable securities laws, the rules of any applicable securities exchange or Seller’s disclosure controls and procedures, including disclosures in a Current Report on Form 8-K, periodic reports, related person transaction disclosures, financial statements or pro forma financial information, and proxy materials, including in connection with any stockholder vote sought or required pursuant to Section 271 of the General Corporation Law of the State of Delaware. Seller may make any such disclosure as it determines in good faith to be required and, where practicable, will provide Dollinger and Purchaser with advance notice of such disclosure; provided that Seller will not be required to obtain the consent of Dollinger or Purchaser before making any such disclosure.

Section 6.2 Public Announcements. Neither Dollinger nor Purchaser shall issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Seller. Notwithstanding the foregoing, Seller may issue any press release, make any public statement or make any disclosure that it determines in good faith is required under applicable law, the rules of any applicable securities exchange or Seller’s disclosure controls and procedures. Seller shall use commercially reasonable efforts to coordinate any public announcement regarding this Agreement or the transactions contemplated hereby with its public disclosures concerning Dollinger’s resignation and the disposition of the Shares to Purchaser.

Section 6.3 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other parties hereto of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting such party that relate to the consummation of the transactions contemplated by this Agreement.

Section 6.4 Further Assurances. Each party shall execute and deliver such additional documents and take such additional actions as may be reasonably necessary to carry out the purposes and intent of this Agreement and consummate the transactions contemplated hereby.

Section 6.5 Transition Matters. On or before the Closing Date, the parties shall identify and document in Schedule 6.5 the disposition of all intercompany accounts, shared services, guarantees, use of Seller’s name or other intellectual property, and other arrangements between Seller or any of its Affiliates, on the one hand, and LQR House, on the other hand. If the parties are unable to agree on the disposition of any such arrangement, (i) all intercompany payables owed by LQR House to Seller or its Affiliates shall be paid in full at or prior to the Closing, and (ii) all such arrangements shall terminate effective as of the Closing. Except as set forth in Schedule 6.5, all such arrangements will terminate at the Closing and, effective as of the Closing, Purchaser shall cause LQR House to cease all use of Seller’s name, trademarks, logos, and other intellectual property, except as permitted by the Resignation Agreement.

Section 6.6 Commercial Contracts. Purchaser undertakes to fulfill all contracts entered into by Seller that are directly related to the operation of the website cwspirits.com, including contracts and ordinary-course expenses directly associated with marketing, sales, fulfillment, and the generation of revenue through such website (collectively, the “Assumed Contracts”). Purchaser undertakes to fulfill all Assumed Contracts and indemnifies Seller and its affiliates against any liabilities relating to such contracts. Dollinger undertakes to use his best efforts to ensure that Purchaser complies with its obligations under the preceding sentence or that the obligations are otherwise satisfied without recourse to Seller, and undertakes to fulfill all obligations of the preceding sentence himself if Purchaser fails to do so.

Section 6.7 Conduct of LQR House Prior to Closing. From the date of this Agreement through the Closing, Seller shall cause LQR House to preserve its assets and business in substantially their present condition and shall not, and shall cause LQR House not to, without Purchaser’s prior written consent, which shall not be unreasonably withheld or denied: (a) sell, assign, transfer, convey, distribute, pledge, encumber, dispose of or otherwise remove any assets, properties and rights owned, held or used by LQR House; (b) incur, assume, guarantee or otherwise become liable for any indebtedness, liability or obligation; (c) enter into, amend, terminate or waive any material right under any contract; (d) make any distribution, dividend or other payment or transfer to Seller or any Affiliate of Seller; (e) enter into any transaction with Seller or any Affiliate of Seller; or (f) take or agree to take any action that would cause any representation or warranty of Seller contained in this Agreement to be inaccurate as of the Closing Date.

ARTICLE VII

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

Section 7.1 Survival. The representations and warranties of the Parties contained in this Agreement will survive the Closing until the date that is twelve (12) months after the Closing Date; provided that (a) the representations and warranties set forth in Sections 3.1 (Ownership of Shares), 3.2 (Authorization), 3.6 (Organization; Standing and Power), 3.7 (Capitalization), 4.1 (Authorization), 4.2 (Consents and Approvals; No Violations), 4.3 (Broker’s or Finder’s Fees), 4.4 (Satisfaction of Share Transfer Obligation), and 4.6 (Release) will survive until the date that is twenty-four (24) months after the Closing Date, and (b) claims based on fraud or willful misconduct will survive until the expiration of the applicable statute of limitations. The covenants and other agreements of the Parties will survive in accordance with their terms or, if no survival period is specified, until fully performed. Notwithstanding the foregoing, any claim for indemnification that is asserted by written notice before the applicable survival period expires will survive until finally resolved and paid or otherwise satisfied. Article V and the indemnification obligations under Section 7.2(b) will survive indefinitely.

Section 7.2 Indemnification.

(a) Subject to Article V and Section 7.1, Seller hereby agrees to indemnify, defend, hold harmless, pay or reimburse Purchaser and its officers, directors, employees, Affiliates (except Dollinger and any entity or Person that is an Affiliate of Dollinger but not an Affiliate of Purchaser) and representatives (the “Purchaser Indemnified Parties”) from and against any and all losses, liabilities, claims, damages, obligations, expenses, judgments and other payments (“Damages”) arising out of or relating to: (i) any material breach or inaccuracy of any representation or warranty made by Seller in this Agreement; or (ii) any material breach of any covenant, agreement or other obligation of Seller contained in this Agreement.

(b) Subject to Section 7.1, Purchaser and Dollinger, jointly and severally, hereby agree to indemnify, defend, hold harmless, pay or reimburse Seller and its officers, directors, employees, Affiliates and representatives (the “Seller Indemnified Parties”) from and against any and all Damages arising out of or relating to: (i) any breach or inaccuracy of any representation or warranty made by Purchaser or Dollinger in this Agreement; or (ii) any breach of any covenant, agreement or other obligation of Purchaser or Dollinger contained in this Agreement.

(c) The total liability of Seller, on the one hand, and Purchaser and Dollinger (collectively), on the other hand, for Damages under this Section 7.2 shall not exceed $50,000; provided that the foregoing limitation shall not apply to any fraud, willful breach or breach of Section 3.1, 3.2, 3.6, 3.7, 4.1, 4.2, 4.3, 4.4, 4.6, 6.6 or 6.7.

Section 7.3 Indemnification Procedures.

(a) A Party seeking indemnification under this Article VII (the “Indemnified Party”) must promptly provide written notice to the Party from whom indemnification is sought (the “Indemnifying Party”) of any claim for which indemnification is sought, describing the claim in reasonable detail and, if reasonably practicable, the amount of Damages claimed. A failure to provide prompt notice will not relieve the Indemnifying Party of its obligations under this Article VII except to the extent the Indemnifying Party is materially prejudiced by that failure.

(b) If a claim for indemnification arises from a claim, action, suit, proceeding, or investigation by a third party (a “Third-Party Claim”), the Indemnifying Party may assume and control the defense of the Third-Party Claim, at its own expense and with counsel reasonably acceptable to the Indemnified Party, by providing written notice to the Indemnified Party within twenty (20) days after receipt of the notice described in Section 7.3(a). The Indemnified Party may participate in the defense with separate counsel at its own expense. The Indemnifying Party may not settle any Third-Party Claim without the Indemnified Party’s prior written consent unless the settlement provides for a complete and unconditional release of the Indemnified Party and imposes no payment obligation, admission of liability, injunctive relief, or other non-monetary obligation on the Indemnified Party.

(c) For a claim that does not arise from a Third-Party Claim, the Indemnifying Party may dispute the claim by providing written notice to the Indemnified Party within twenty (20) days after receipt of the notice described in Section 7.3(a). If the Indemnifying Party does not timely dispute the claim, the claim will be deemed accepted, and the Indemnifying Party will pay the undisputed amount within ten (10) Business Days after the expiration of that twenty (20)-day period. If the claim is timely disputed, the Parties will resolve the dispute in accordance with Section 8.5 of this Agreement.

Section 7.4 Limitations on Damages; No Double Recovery. No Indemnified Party may recover under this Article VII any punitive, exemplary, special, incidental, indirect, consequential, diminution-in-value, lost-profit, lost-revenue, lost-opportunity, or other speculative damages, except to the extent that punitive or exemplary damages are awarded to a third party in a Third-Party Claim or such Damages arise from a breach of Article V, Section 4.4 or Section 4.6 by Purchaser or Dollinger. Damages will be reduced by any insurance proceeds or other third-party recoveries actually received by the Indemnified Party in respect of the applicable claim, net of reasonable costs of recovery. No Indemnified Party may recover the same Damages more than once under this Agreement, the Resignation Agreement, any insurance policy, or otherwise.

Section 7.5 Exclusive Remedy. Except for claims seeking specific performance or other equitable relief to compel performance of an obligation before the Closing, this Article VII constitutes the sole and exclusive remedy of the Parties and their respective Affiliates for any breach of this Agreement after the Closing; provided that nothing in this Section 7.5 will limit or otherwise affect Article V or the Resignation Agreement. Purchaser and Dollinger, on behalf of themselves and their respective Affiliates, waive any right to seek rescission, revocation, or unwinding of the transactions contemplated by this Agreement after the Closing.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Amendments; No Waivers.

(a) Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Seller, Purchaser and Dollinger, or in the case of a waiver, by the party against whom the waiver is to be effective. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when delivered by hand, sent by email with confirmation of receipt, or sent by nationally recognized overnight courier, in each case to the addresses set forth on the signature pages hereto (or to such other addresses as a party may designate by notice to the other Parties).

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.2 Fees and Expenses. All costs and expenses, including attorneys’ fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses; provided, however, that in any action to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses from the non-prevailing party.

Section 8.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Seller may assign its rights and obligations to any Affiliate without the consent of Purchaser or Dollinger; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Any purported assignment in violation of this Section 8.3 shall be null and void.

Section 8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Section 8.5 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the State of Delaware, and each of the parties hereto consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 8.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto has received counterparts hereof signed by all of the other parties. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies under this Agreement, except as expressly provided in Section 8.11.

Section 8.7 Entire Agreement. This Agreement, the Resignation Agreement, the attached Exhibits and Schedules, and the documents delivered in connection herewith constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. In the event of a conflict between this Agreement and the Resignation Agreement with respect to the sale, transfer or ownership of the Shares, this Agreement shall control.

Section 8.8 Captions. The captions are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

Section 8.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 8.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its terms and that the parties shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy to which they are entitled at law or in equity, subject to the limitations set forth in Section 7.5.

Section 8.11 Third-Party Beneficiary. The Released Parties are intended third-party beneficiaries of Article V and may enforce Article V as if they were parties to this Agreement. The Seller Indemnified Parties are intended third-party beneficiaries of Section 7.2(b) and may enforce Section 7.2(b) as if they were parties to this Agreement. Except as expressly provided in this Section 8.11, no Person other than the Parties and their respective permitted successors and assigns is intended to have any right, benefit, or remedy under this Agreement.

Section 8.12 Joint Drafting. This Agreement shall be deemed to have been drafted jointly by the parties hereto, and no inference or interpretation against any party shall be made solely by virtue of such party allegedly having been the draftsperson of this Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the following parties has caused this Agreement to be signed, and each party that is not an individual has caused this Agreement to be duly executed by its respective authorized officers, all as of the day and year first above written.

LQR House Inc.

By:	/s/ Hoi Ho George Wong
Name:	Hoi Ho George Wong
Title:	Director

Address for notices:

c/o National Registered Agents, Inc.

1209 Orange Street

Wilmington, DE 19801

with copies (which shall not constitute notice) to:

McCarter & English, LLP

250 W. 55th Street, 13th Floor

New York, NY 10019

Attention: Huan Lou

Boston Crest PVT LTD

By:	/s/ Kumar Abhishek
Name:	Kumar Abhishek
Title:	Director

Address for notices: Flat No. 3A, Block No. 25, Aravali View Railvihar, Sector 56 Gurgaon, Haryana India

Sean Dollinger:

/s/ Sean Dollinger
Sean Dollinger

Address for notices: 6800 Indian Creek Drive, Suite 101 Miami Beach, FL 33141

Signature page

Stock Purchase Agreement

Schedule 3.3(a)

Governmental Consents and Approvals

None.

Schedule 3.3(b)

No Violations / Conflicts

None.

Schedule 6.5

Transition Matters